Exhibit 10.21

APPLE INC.
2022 EMPLOYEE STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

NOTICE OF GRANT

Name:                    (the “Participant”)
Employee ID:
Grant Number:
No. of Units Subject to Award:

Award Date:                (the “Award Date”)
Vesting Commencement Date:    (the “Vesting Commencement Date”)
Vesting Schedule:

This restricted stock unit award (the “Award”) is granted under and governed by the terms and conditions of the Apple Inc. 2022 Employee Stock Plan and the Terms and Conditions of Restricted Stock Unit Award, which are incorporated herein by reference.
You do not have to accept the Award. If you wish to decline your Award, you should promptly notify Apple Inc.’s Stock Plan Group of your decision at peoplesupport@apple.com. If you do not provide such notification by the last day of the calendar month prior to the first Vesting Date, you will be deemed to have accepted your Award on the terms and conditions set forth herein.

APPLE INC.
2022 EMPLOYEE STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD
1.General. These Terms and Conditions of Restricted Stock Unit Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) granted by Apple Inc., a California corporation (the “Company”), and are incorporated by reference in the Notice of Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Participant.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award was granted under and is subject to the provisions of the Apple Inc. 2022 Employee Stock Plan, as amended from time to time (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award is discretionary and has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.
2.    RSUs. As used herein, the term “RSU” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Share solely for purposes of the Plan and this Award Agreement. RSUs shall be used solely as a device for the determination of the Shares eventually to be issued to the Participant if such RSUs vest pursuant to this Award Agreement. The RSUs are an unfunded and unsecured right to receive Shares and shall not be treated as property or as a trust fund of any kind.
3.    Vesting. Subject to Sections 4 and 8 below, the Award shall vest and become nonforfeitable as set forth in the Grant Notice. (Each vesting date set forth in the Grant Notice is referred to herein as a “Vesting Date.”) Unless and until the Company elects to issue fractional Shares in settlement of a vested RSU, any fractional RSUs that vest on a Vesting Date shall be carried forward and vest when such combined fractional RSUs result in a full RSU and any fractional RSU that is not carried forward as a result of a termination of the Award prior to the next subsequent Vesting Date shall be forfeited.
4.    Continuance of Employment. Except as provided in this Section 4 and in Section 8 below, vesting of the Award requires continued active employment or service through each applicable Vesting Date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the period between the Award Date and the first Vesting Date, even if a substantial portion, will not entitle the Participant to any proportionate vesting of the Award. For purposes of this Award Agreement, active service shall include (a) the duration of an approved leave of absence (other than a personal leave of absence) and (b) the first thirty (30) days of an approved personal leave of absence, in each case as approved by the Company, in its sole discretion. The vesting of the Award shall be tolled beginning on the thirty-first (31st) day of a personal leave of absence.
Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination with or without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Section 4, however, is intended to adversely affect any independent contractual right of the Participant without the Participant’s consent thereto.

5.    Dividend and Voting Rights.
(a)    Limitations on Rights Associated with RSUs. The Participant shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the Shares as reflected in the book entry evidencing such Shares.
(b)    Dividend Equivalent Rights. As of any date that the Company pays an ordinary cash dividend on its Shares, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Shares on such date, multiplied by (ii) the total number of RSUs (with such total number adjusted pursuant to Section 11 of the Plan) subject to the Award that are outstanding on the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate, including the obligation to satisfy the Tax-Related Items; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 5(b) with respect to any RSUs which, as of the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.
6.    Restrictions on Transfer. Except as provided in Section 4(c) of the Plan, the Award, the Dividend Equivalent Rights and any interest therein or amount or Shares issued in respect thereof shall not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.
7.    Timing and Manner of Settlement of RSUs. On or as soon as administratively practical following each Vesting Date determined pursuant to Sections 3 or 8 or following the Participant’s death as specified in Section 8(d) (and in all events not later than two and one-half (2 ½) months after such Vesting Date or the date of the Participant’s death, as applicable), the Company shall deliver to the Participant a number of Shares equal to the number of RSUs subject to the Award that vest on such vesting event (or, in the case of the Participant’s Retirement or Disability, are scheduled to settle on such vesting event) less Tax-Related Items, unless such RSUs terminate prior to the applicable Vesting Date pursuant to Section 8. The Company’s obligation to deliver Shares or otherwise settle vested RSUs is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 13(c) of the Plan. The Participant shall have no further rights with respect to any RSUs that are settled or that are forfeited pursuant to Section 8.
8.    Effect of Termination of Service.
(a)    Except as expressly provided in Section 4 or this Section 8, the Participant’s RSUs (as well as the related Dividend Equivalent Rights) shall terminate and be forfeited to the extent such RSUs have not become vested prior to the date of the Participant’s Termination of Service (the “Severance Date”), regardless of the reason for the Participant’s Termination of Service, whether with or without cause, voluntarily or involuntarily, or whether the Participant was employed or provided services for a portion of the vesting period prior to a Vesting Date.
(b)    Notwithstanding the foregoing, and except as otherwise provided by the Committee, in the event of the Participant’s Termination of Service due to the Participant’s Retirement (defined below) on or after the first anniversary of the Award Date, any unvested RSUs (as well as the related Dividend Equivalent Rights) shall continue to be eligible to vest on a pro rata basis (in accordance with the schedule set forth in the Grant Notice and Section 8(d)), without regard to the Participant’s Termination of Service, determined by multiplying (i) the number of RSUs eligible to vest on the applicable Vesting Date, by (ii) a fraction, the numerator of which shall be the number of days that have elapsed between the Award Date and the Participant’s Retirement date, and the denominator of which shall be the total number of days contained in the period between the Award Date and the applicable Vesting Date. For purposes of this Award Agreement, “Retirement” means the Participant’s Termination of Service on or after the Participant both has reached the age of sixty (60) and has completed ten (10) years of service with the Company, or any Subsidiary (including service with any entity acquired by the Company) as of the Severance Date, as determined in the sole discretion of the Committee. In the event the Participant’s Termination of Service occurs prior to the first anniversary of the Award Date, this Section 8(b) shall not apply, unless the Committee shall otherwise determine in its sole discretion. For purposes of this Section 8(b), a Termination of Service shall not include the Participant’s Termination of Service resulting from the Participant’s Disability or death (in which case Section 8(c) or 8(d), as applicable, will apply).
(c)    In the event of the Participant’s Termination of Service due to the Participant’s Disability, any unvested RSUs shall continue to be eligible to vest in full (in accordance with the schedule set forth in the Grant Notice and Section 8(d)) without regard to the Participant’s Termination of Service.
(d)    In the event of the Participant’s Termination of Service due to the Participant’s death, all unvested RSUs eligible to vest on Vesting Date(s) subsequent to the Participant’s death shall accelerate and vest immediately, and upon the Participant’s death following the Participant’s Termination of Service due to Disability or Retirement any RSUs that were eligible to vest in full, or pro rata in the case of Retirement, will be settled as soon as administratively practicable after the Participant’s death in accordance with Section 7.
(e)    If any unvested RSUs are terminated hereunder, such RSUs (as well as the related Dividend Equivalent Rights) shall automatically terminate and be canceled as of the applicable Severance Date without payment of any consideration by the Company and without any other action by the Participant or the Participant’s beneficiary or personal representative, as the case may be.
9.    Recoupment. Notwithstanding any other provision herein, the Award and any Shares or other amount or property that may be issued, delivered or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, shall be subject to any recoupment, “clawback” or similar provisions of Applicable Laws relevant to the Company’s Shares and any recoupment, “clawback” or similar policy maintained by the Company from time to time. In addition, the Company may require the Participant to deliver or otherwise repay to the Company the Award and any Shares or other amount or property that may be issued, delivered or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, if the Company reasonably determines that one or more of the following has occurred:
(a)during the period of the Participant’s employment or service with the Company or any of its Subsidiaries (the “Employment Period”), the Participant has committed a felony (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction);
(b)during the Employment Period or at any time thereafter, the Participant has committed or engaged in a breach of confidentiality, or an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information of the Company or any of its Subsidiaries;

(c)during the Employment Period or at any time thereafter, the Participant has committed or engaged in an act of theft, embezzlement or fraud, or materially breached any agreement to which the Participant is a party with the Company or any of its Subsidiaries.
For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm or third party administrator holding the Participant’s Shares and/or other amounts acquired under the Plan to re-convey, transfer, or otherwise return such Shares and/or other amounts to the Company. By accepting this Award, the Participant further agrees to comply with any request or demand for repayment by the Company in order to comply with such policies or Applicable Laws. To the extent that the terms of this Agreement and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail. This Section 9 is not the Company’s exclusive remedy with respect to such matters.
10.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 11 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in accordance with such section in the number of RSUs then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which Dividend Equivalent Rights are credited pursuant to Section 5(b).
11.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action the Company and/or the Participant’s employer (“Employer”) take with respect to any Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the RSUs, the vesting of the RSUs, the delivery of Shares, the subsequent sale of any Shares acquired at vesting, and the receipt of any dividends and/or Dividend Equivalent Rights; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is or becomes subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion and pursuant to such procedures as they may specify from time to time, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    withholding from any wages or other cash compensation, including short-term cash incentives, payable to the Participant by the Company and/or the Employer;

(b)    withholding otherwise deliverable Shares and/or from otherwise payable Dividend Equivalent Rights to be issued or paid upon vesting/settlement of the Award;
(c)     arranging for the sale of Shares otherwise deliverable to the Participant (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), including selling Shares as part of a block trade with other Participants in the Plan;
(d)    withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the Award; or

(e)    any other method of withholding determined by the Company to be permitted under the Plan and, to the extent required by Applicable Law or under the Plan, approved by the Committee.
Notwithstanding the foregoing, if the Participant is an officer of the Company who is subject to Section 16 of the Exchange Act, then the Company must satisfy any withholding obligations arising upon the occurrence of a taxable or tax withholding event, as applicable, by withholding Shares otherwise deliverable or an amount otherwise payable upon settlement of Dividend Equivalent Rights pursuant to method (b), unless the Board or the Committee determines in its discretion to satisfy the obligation for Tax-Related Items by one or a combination of methods (a), (b), (c), and (d) above.
    The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s).  If the maximum rate is used, any over-withheld amount may be refunded to the Participant in cash by the Company or Employer (with no entitlement to the Share equivalent) or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company or Employer. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver to the Participant any Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
12.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line or voice activated system established and maintained by the Company or a third party vendor designated by the Company.
13.    Data Privacy. By participating in the Plan, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 13. The Company, its related entities, and the Employer hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, email address, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares or equivalent benefits awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its related entities may transfer Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Participant’s participation in the Plan, and the Company and its related entities may each further transfer Data to any third parties assisting the Company or any such related entity in the implementation, administration, and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or to other third party with whom the Participant may elect to deposit any Shares acquired under the Plan (whether pursuant to the Award or otherwise).
14.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
15.    Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.
16.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 15 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not materially and adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
17.    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Company as to the RSUs and the settlement thereof and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to the settlement of RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when settled hereunder.
18.    Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
19.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California and applicable U.S. federal laws without regard to conflict of law principles thereunder.
20.    Choice of Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the Northern District of California, and no other courts, where this grant is made or to be performed.
21.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.
22.    Severability. The provisions of this Award Agreement are severable and if any one of more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.